EXHIBIT 10.2

AMENDMENT

TO

EMPLOYMENT AGREEMENT

May 3, 2012

Par Pharmaceutical, Inc. (“Employer”) and Thomas J. Haughey (“Executive”) are parties to an Employment Agreement, dated March 4, 2008 and as amended effective March 4, 2009 (the “Employment Agreement”).  Employer and Executive wish to amend the Employment Agreement, as set forth herein (the “Amendment”) and effective as of the date set forth above (the “Amendment Date”).  Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings as in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties amend the Employment Agreement as follows:

1.

Section 3.3.7 of the Agreement is amended by adding a new subsection (f) to read as follows:

(f)

Notwithstanding the provisions of this Section 3.3.7 above, with respect to the equity awards granted to Executive on January 5, 2012 under the Employer’s 2004 Performance Equity Plan as part of the 2012 Long Term Incentive Program, consisting of Performance Share Units, Restricted Stock Units and Stock Options (collectively, the “2012 LTI Equity Awards”), the effect of a termination of the Executive’s employment with the Employer or any affiliate or subsidiary of the Employer shall be subject to the terms and conditions set forth in the applicable award agreements relating to the 2012 LTI Equity Awards and the 2004 Performance Equity Plan, and the provisions of this Section 3.3.7 shall not be effective with respect to such awards other than to the extent certain defined terms are incorporated into the award agreements for the 2012 LTI Equity Awards.

* * * * *

Except as expressly amended hereby, the Employment Agreement remains in full force and effect in accordance with its terms.  Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Employment Agreement and this Amendment, the provisions of this Amendment shall control.  This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be wholly performed therein.

IN WITNESS WHEREOF, the parties have executed this Amendment on May 3, 2012.

PAR PHARMACEUTICAL, INC.

/s/ Stephen Montalto

By:  Senior Vice President, Human Resources

EXECUTIVE

THOMAS J. HAUGHEY

/s/ Thomas J. Haughey